UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2013

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 26, 2013 Madison Boardwalk, LLC (“Madison Boardwalk”) filed a complaint in the U.S. District Court for the Western District of Wisconsin (Case No. 13-cv-288) against Omega Commercial Finance Corp. (the “Company”), Jon S. Cummings, IV and Von C. Cummings. The complaint alleges that the Company breached its agreements with Madison Boardwalk to provide it with funding for a hotel it was seeking to finance and develop (the “Project”).

The complaint also alleges that the defendants engaged in deceptive practices in violation of Wisconsin Statutes Section 100.18(1) and that Jon S. Cummings IV and made intentional misrepresentations related to the Company’s ability to arrange financing for the Project.  The plaintiff is seeking damages against the Company in the amount of $9,240,874, which the plaintiff claims is the difference between the financing cost proposed by the Company and what the plaintiff alleged they could receive from an alleged alternative funding source; plus, Jon S. Cummings IV and Von C. Cummings jointly and severally in the amount of $1,071,000, and certain other amounts as determined at trial. The plaintiff did provide to the Company a payment of a non-refundable due diligence and processing fee in the amount of $20,000, which is not in dispute.

In response to this complaint, the Company and Jon S. Cummings IV filed a motion to dismiss the complaint due to Jurisdiction and Venue.  On November 7, 2013, the Court issued an order denying the motion to dismiss, granting Madison Boardwalk’s motion for leave to file a surreply and allowing Madison Boardwalk leave until November 21, 2013 to show that the individual defendants in this case are citizens of Florida.

The Company believes that this claim is totally without merit, and the Company intends to file its Answer and Affirmative Defenses followed by a Motion for Summary Judgment and to vigorously defend the Company. The Company cannot predict the ultimate outcome of the complaint. And, in the event, that the Court ultimately awards Madison Boardwalk the full claimed amount, it may have an adverse effect on our financial and liquidity position in future periods. However, the Company holds the right to file a Rule 11 Motion for sanctions any time prior to trial for any damages this may cause to the Company and its shareholders of record. Furthermore, the Company assumes Von C. Cummings will retain his own counsel at his cost because he is employed as the CEO of Bentley Addison Capital Finance and not the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 26, 2013

OMEGA COMMERCIAL FINANCE CORPORATION

By:    /s/ Jon S. Cummings, IV

Name: Jon S. Cummings, IV

Title: Chief Executive Officer